Exhibit 99.1

HANSEN BLACK ANDERSON ASHCRAFT PLLC

April 23, 2024

Via Electronic Mail

Douglas C. Boggs

DLA Piper LLP (US)

500 Eighth Street, NW

Washington, DC 20004

Email:

With a copy to:

NRX Pharmaceuticals, Inc.

Attn: Jonathan C. Javitt and Pat Flynn

1201 North Market Street, Suite 111

Wilmington, Delaware 19801

Email:

Re: Notice of Acceleration

Dear Mr. Boggs:

This law firm represents and writes on behalf of Streeterville Capital, LLC, its successors and/or assigns (the "Lender"). I write in connection with that certain Convertible Promissory Note (the "Note") dated November 4, 2022 issued by NRX Pharmaceuticals, Inc., a Delaware corporation ("Borrower"), in favor of Lender, in the original principal amount of $11,020,000.00, as amended by that certain Amendment to Convertible Promissory Note dated March 30, 2023 ("Amendment #1"), that certain Amendment #2 to Convertible Promissory Note dated July 10, 2023 ("Amendment #2"), and that certain Amendment #3 to Convertible Promissory Note dated February 9, 2024 ("Amendment #3," and together with Amendment #1 and Amendment #2, the "Amendments"). The Note was issued pursuant to that certain Securities Purchase Agreement dated November 4, 2022 by and between Borrower and Lender (the "Purchase Agreement"). Borrower and Lender also entered into that certain Forbearance and Standstill Agreement dated March 15, 2024 (the "Forbearance Agreement"). Capitalized terms used in this letter without definition shall have the meanings given to them in the Note, Amendments, Purchase Agreement and Forbearance Agreement.

www.hbaaLAW.com

MAIN 801.922.5000 ½ FAX 801.922.5019	3051 West Maple Loop Drive, Suite 325, Lehi, Utah 84043

NRX Pharmaceuticals, Inc.

April 23, 2024

Event of Default

Pursuant to Section 4.1 of the Note, a Trigger Event occurs if Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable in accordance with the terms of the Note, as amended by the Amendments and Forbearance Agreement. Pursuant to Amendment #3 and the Forbearance Agreement, Borrower is liable for the payment of all Minimum Payments required under Section 4 of Amendment #3, and Borrower shall make such payments to Lender in cash only on or before the third (3rd) Trading Day immediately following the applicable Redemption Date. Lender submitted a Redemption Notice on April 3, 2024. Borrower was obligated to satisfy such Redemption Notice by April 8, 2024. Because Borrower failed to satisfy the April 3 Redemption Notice when due, a Trigger Event occurred pursuant to Section 4.1 of the Note, as amended, as of April 8, 2024.

As of the date hereof, Borrower has failed to cure the Trigger Event by paying the Minimum Payment pursuant to Lender's April 3, 2024 Redemption Notice. As a result thereof, the Trigger Event has automatically become an Event of Default. Pursuant to Section 4.4 of the Note, we hereby notify you that Lender has accelerated the Note, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. We hereby demand that Borrower immediately pay the Outstanding Balance in cash at the Mandatory Default Amount. Please contact Lender representative Mr. Chris Stalcup at cstalcup@chicagoventure.com to make payment arrangements.

This letter is sent without waiver of or prejudice to any rights, claims, alternative arguments or positions, causes of action, defenses or remedies of Lender or any other party, whether arising under agreement or applicable law or otherwise, all of which are expressly reserved. Notwithstanding anything to the contrary herein, Lender reserves all rights and remedies available to it under the Note, Amendments, Forbearance Agreement, and other Transaction Documents with respect to any Trigger Event or Event of Default thereunder.

If you have any questions regarding the foregoing, please contact the undersigned at jhansen@hbaa.law or at 801-922-5001.

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NRX Pharmaceuticals, Inc.

April 23, 2024

Sincerely,

/s/ Jonathan K. Hansen, Esq.
Jonathan K. Hansen, Esq.

JKH:ac

cc:	John M. Fife Chris Stalcup

Dallas Rosevear, Esq.

Stephen Willard